UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2015

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 200

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 4, 2015 (the “Company”) held its 2015 Annual Meeting of Stockholders. At the meeting, 12,447,721 shares were present in person or by proxy, constituting 89.6% of the outstanding shares of the Company’s common stock on the July 2, 2015 record date. At the meeting, the Company’s stockholders elected two directors for three-year terms, ratified the Audit Committee’s appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal year 2015, and approved the adoption of the JetPay Corporation Employee Stock Purchase Plan. The voting results were as follows:

Directors:	Votes For	Votes Withheld Or Against	Abstentions and Broker Non-Votes
Jonathan M. Lubert	10,664,824	31,832	1,751,065

Bipin C. Shah	10,665,077	31,579	1,751,065

Ratify appointment of Marcum LLP	12,387,608	40,599	19,514

Approval of Employee Stock Purchase Plan	10,677,622	19,034	1,751,065

Item 8.01.	Other Events.

Additionally, attached to this Current Report, as Exhibit 99.1, is a copy of a PowerPoint presentation that was prepared by management for the Annual Meeting of Stockholders. The PowerPoint presentation will also be available on the Company’s website, www.jetpay.com, under “Investor Relations”.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed herewith:

99.1	PowerPoint Presentation – 2015 Annual Stockholders Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2015

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer